UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2019
NEON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38551	46-3915846
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

40 Erie St., Suite 110 Cambridge, MA		02139
(Address of principal executive offices)		(Zip Code)
(617) 337-4701
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NTGN	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07.  Submission of Matters to a Vote of Security Holders
Neon Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 18, 2019 (the “Annual Meeting”). The following is a summary of the matters voted on at that meeting.

a)
The stockholders of the Company elected each of Robert Bazemore, Robert Kamen, Ph.D., and Eric S. Lander, Ph.D. as Class I directors, for a three-year term ending at the annual meeting of stockholders to be held in 2022 and until his successor has been duly elected and qualified or until his earlier resignation or removal. The results of the stockholders’ vote with respect to the election of the Class I directors were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert Bazemore	18,122,147	2,032,735	3,137,142
Robert Kamen, Ph.D.	17,979,048	2,175,834	3,137,142
Eric S. Lander, Ph.D.	17,990,820	2,164,062	3,137,142

b)
The stockholders of the Company ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The results of the stockholders’ vote with respect to this ratification were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
23,275,634	12,641	3,749	—
No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

*     *      *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neon Therapeutics, Inc.

Date: June 20, 2019	By:	/s/ Jolie M. Siegel
Jolie M. Siegel
Vice President, General Counsel and Secretary

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